Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement on Amendment No. 3 to Form F-4 of our report dated March 29, 2022, relating to the financial statements of Decarbonization Plus Acquisition Corporation IV, which is contained in that Proxy Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 20, 2022